UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2007

Barrier Therapeutics, Inc.

(Exact name of registrant specified in its charter)

Delaware	000-50680	22-3828030
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 College Road East, Suite 3200, Princeton, New Jersey 08540

(Address of principal executive offices)

(609) 945-1200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On June 14, 2007, Barrier Therapeutics, Inc. (the “Company”) entered into a letter agreement with Charles T. Nomides pursuant to which the Company acknowledged that its employment of Dr. Braham Shroot constituted a material diminution of Mr. Nomides’ duties, responsibilities and authorities within the meaning of “Good Reason” under Mr. Nomides’ Amended and Restated Employment Agreement with the Company, dated December 6, 2006. The Company desires that Mr. Nomides remain employed with the Company and agreed to extend the period within which Mr. Nomides must object to such diminution of duties from 30 days to 120 days, and waive the Board of Director’s 30-day cure period and Mr. Nomides’ 30-day advance notice of resignation period. The effect of the agreement is that Mr. Nomides may resign from employment for “Good Reason” on account of such diminution of duties at any time prior to September 13, 2007. The Company’s foregoing agreements apply only with respect to a “Good Reason” termination as a result of such diminution of duties.

If Mr. Nomides elects to resign from employment with the Company on account of “Good Reason” as a result of such diminution of duties on or before September 13, 2007, he will be entitled to a severance payment equal to $374,550. If Mr. Nomides does not resign from employment with the Company on account of “Good Reason” as a result of such diminution of duties on or before September 13, 2007, he will have no further right to resign from employment with the Company on account of “Good Reason” as a result of such diminution of duties.

In addition, if Mr. Nomides does not resign from employment with the Company on account of “Good Reason” as a result of such diminution of duties on or before September 13, 2007, he may continue employment with the Company. However, his job functions and responsibilities will be restructured and modified to reflect his then current employment arrangement.

The foregoing description of the letter agreement between the Company and Mr. Nomides is qualified in its entirety by reference to the copy of the agreement which is attached as Exhibit 99.1 and which is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Letter Agreement between the Company and Charles T. Nomides effective June 14, 2007.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARRIER THERAPEUTICS, INC.

Date: June 18, 2007	By:	/s/ Anne M. VanLent
	Name:	Anne M. VanLent
	Title:	Executive Vice President, Chief Financial Officer and Treasurer